UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2011
ROADRUNNER TRANSPORTATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-34734	20-2454942

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 S. PENNSYLVANIA AVE. CUDAHY, WISCONSIN	53110

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (414) 615-1500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On August 23, 2011, we entered into a definitive agreement and plan of merger with Prime Logistics Corporation, a Delaware corporation (referred to as Prime), and its stockholders, pursuant to which we agreed to acquire through merger all of the outstanding capital stock of Prime for approximately $97.5 million, consisting of $94.5 million in cash and $3.0 million in our common stock. Prime is a non-asset based provider of logistics and freight consolidation services. To finance the transactions contemplated by the agreement and plan of merger, we intend to expand our credit facility to $240.0 million.
The agreement and plan of merger contains other provisions, covenants, representations, and warranties made by Prime, its stockholders, and our company that are typical in transactions of this size, type, and complexity. We expect the transactions covered by the agreement and plan of merger to close on or before September 15, 2011, subject to customary closing conditions.
A copy of the agreement and plan of merger is attached hereto as Exhibit 10.11 and is incorporated by reference into this Item 1.01. The foregoing description of the agreement and plan of merger and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the agreement and plan of merger.
On August 23, 2011, we issued a press release announcing the execution of the agreement and plan of merger, which is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
Not applicable.
(b) Pro Forma Financial Information.
Not applicable.
(c) Shell Company Transactions.
Not applicable.
(d) Exhibits.

Exhibit
Number

10.11	Agreement and Plan of Merger, dated August 23, 2011, among the Registrant, Prime Acquisition Corp., Prime Logistics Corp., and the Owners named therein

99.1	Press Release, dated August 23, 2011, entitled “Roadrunner Transportation Systems Announces Merger Agreement with Prime Logistics Corporation”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: August 26, 2011	By:	/s/ Peter R. Armbruster Peter R. Armbruster
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.11	Agreement and Plan of Merger, dated August 23, 2011, among the Registrant, Prime Acquisition Corp., Prime Logistics Corp., and the Owners named therein

99.1	Press Release, dated August 23, 2011, entitled “Roadrunner Transportation Systems Announces Merger Agreement with Prime Logistics Corporation”

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